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                                                                  EXHIBIT 4.10.2

                   AMENDMENT AGREEMENT NUMBER FLL-05-6-MP01-05

            This Amendment Agreement Number FLL-05-6-MP01-05 ("Amendment Agreement") is made and entered into this 29th day of March, 2006 between American Express Travel Related Services Company, Inc., having its principal place of business at American Express Tower, World Financial Center, New York, New York 10285 ("Amexco") and Regulus West LLC, a Delaware limited liability company, having its principal place of business at 860 Latour Court, Napa, California 94558 ("Company").

                                    RECITALS

            WHEREAS, Amexco and Company wish to amend certain of their understandings as set forth in the agreement executed between the parties on or about October 25, 1999, (the "Agreement").

            NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements set forth below, the parties agree as follows:

                                   BACKGROUND

            A. Amexco and Company entered into the Agreement (incorporated herein by reference) for remittance processing and related services as described in the Procedures Manual, attached as Exhibit A therein, and as otherwise identified in the Agreement (the "Services").

            B. Article 3 of the Agreement, relating to Migration, and Exhibits D, F and G are no longer relevant to the performance of the Services.

            C. Amexco and Company now desire to amend the Agreement to delete such Article 3, and Exhibits D, F and G.


                                  AMENDED TERMS

            A. NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

            1. Article 3 shall be restated in its entirety to read as follows:

             "ARTICLE 3.  [Reserved]"

            2. Exhibit D is deleted in its entirety.

            3. Exhibit F is deleted in its entirety. The words "and set forth in Exhibit F" appearing in the last sentence of Section 13.01 are deleted.

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            4. Exhibit G is deleted in its entirety. The words "and listed in
Exhibit G" appearing in the last sentence of Section 8.02 are deleted.

                                     GENERAL

            A. Except as otherwise modified herein, the capitalized terms used in this Amendment Agreement shall have the meaning specified in the Agreement.

            B. Except as amended herein and by the terms of all prior amendments not inconsistent with this Amendment Agreement, the remaining provisions of the Agreement shall continue in full force and effect.

            C. This Amendment Agreement may be signed in counterparts, all of which taken together shall constitute one single Amendment Agreement between the parties.

            IN WITNESS WHEREOF, Company and Amexco have caused this Amendment Agreement to be executed on their behalf by their duly authorized officers, as of the date first written above.



AMERICAN EXPRESS TRAVEL                       REGULUS WEST LLC
RELATED SERVICES COMPANY, INC.

By: /s/ Richard Mangini                      By: /s/ Jeffrey P. Theisen
---------------------------                  ------------------------------
Name:  Richard Mangini                       Name: J. Theisen
Title:  Director                             Title: CFO / Treasurer
Date:  3/29/06                               Date:  3/29/06



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